UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): January 1, 2019

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 1, 2019, the Board of Directors (the “Board”) of LGI Homes, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the authorized number of directors on the Board from six directors to seven directors and appointed Laura M. Miller to fill the newly created directorship. Ms. Miller’s term as a director will continue until the 2019 Annual Meeting of Stockholders or until her successor is duly elected and qualified. The Board determined that Ms. Miller is an “independent director” under the relevant NASDAQ rules. At this time, Ms. Miller has not been appointed to any committees of the Board.
Ms. Miller is currently Senior Vice President and Global Chief Information Officer of InterContinental Hotels Group PLC (“IHG”), with responsibilities including the strategy, delivery, operations and security of technology solutions for more than 5,500 hotels and corporate officers around the globe. Ms. Miller has been a member of the IHG senior management team since August 2013 and has held the role of SVP and Global Chief Information Officer since December 2017. Prior to joining IHG, she was Senior Vice President of First Data Corporation and served in various senior leadership capacities at TD Ameritrade, The U.S. Patent and Trademark Office, The Housing Opportunities Commission of Montgomery County, Maryland, and British Aerospace, PLC. Ms. Miller holds a Master’s degree in Computer Science Management from the University of Maryland.
There are no arrangements or understandings between Ms. Miller and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Miller's compensation as a non-employee director is the same as provided to the Company’s other non-employee directors:
•$60,000 annual cash retainer, payable quarterly;
•$100,000 annual grant of restricted stock units (“RSUs”); and

•	Reimbursement for reasonable out-of-pocket expenses incurred for travel in connection with attendance in-person at Board or committee meetings.
Ms. Miller’s $100,000 grant of RSUs will be granted on March 15, 2019 under the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan. The number of RSUs to be granted will be determined by dividing $100,000 by the closing sale price of the Company’s common stock on The NASDAQ Global Select Market on March 15, 2019. Such RSUs will vest annually over a three-year period with one-third vesting on each anniversary of the grant date. The terms of such grant are consistent with RSU grants to the Company’s other non-employee directors.
A copy of the press release announcing Ms. Miller’s appointment is attached hereto as Exhibit 99.1. None of the information furnished in the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 4, 2019 announcing the appointment of Laura Miller as a director of LGI Homes, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2019
LGI HOMES, INC.

	By:	/s/ Eric Lipar
Eric Lipar
Chief Executive Officer and Chairman of the Board